CONSENT OF MCDANIEL & ASSOCIATES CONSULTANTS LTD.

March 30, 2007

Paramount Energy Trust

#500, 630 – 4th Avenue S.W.

Calgary, Alberta
T2P OJ9

Reference:

Paramount Energy Trust Registration Statement on Form F-3

Ladies and Gentlemen:

We hereby consent to the references to our firm name and to the incorporation by reference of extracts from our report evaluating the oil, natural gas and natural gas liquids reserves and hydrocarbon resources of Paramount Energy Trust’s Registration Statement on Form F-3.

Sincerely,

McDaniel & Associates Consultants Ltd.

“signed by P. A. Welch”

________________________________

P. A. Welch, P. Eng.

President & Managing Director

March 30, 2007

Calgary, Alberta

2200, Bow Valley Square 3, 255 – 5 Avenue SW, Calgary AB  T2P 3G6   Tel: (403) 262-5506   Fax: (403) 233-2744

www.mcdan.com